UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry Into a Material Definitive Agreement.
On May 19, 2017, pursuant to its previously announced cash tender offers (the “Tender Offers”) and consent solicitations (the “Consent Solicitations”) to purchase any and all of the outstanding (i) 7.75% Senior Notes due 2024 (the “2024 Notes”) and (ii) 8.00% Senior Notes due 2025 (the “2025 Notes,” and collectively with the 2024 Notes, the “Notes”) issued by Post Holdings, Inc. (the “Company”), the Company and certain of its subsidiaries entered into (a) a Third Supplemental Indenture (the “Supplemental 2024 Indenture”) to an Indenture, dated as of August 18, 2015 (the “2024 Indenture”) by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the 2024 Notes, and (b) a Third Supplemental Indenture (the “Supplemental 2025 Indenture”; and together with the Supplemental 2024 Indenture, the “Supplemental Indentures”) to an Indenture, dated as of August 18, 2015 (the “2025 Indenture”) by and among the Company, the guarantors party thereto and the Trustee, governing the 2025 Notes. The Supplemental Indentures were entered into to eliminate substantially all of the restrictive covenants and certain events of default under the 2024 Indenture and 2025 Indenture, respectively.
The foregoing description of the Supplemental 2024 Indenture is qualified in its entirety by reference to the full text of the Supplemental 2024 Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein. The foregoing description of the Supplemental 2025 Indenture is qualified in its entirety by reference to the full text of the Supplemental 2025 Indenture filed as Exhibit 4.2 hereto and incorporated by reference herein.
Item 8.01    Other Events.
On May 22, 2017, the Company issued a press release announcing the execution of the Supplemental Indentures and the early tender results in connection with its Tender Offers and Consent Solicitations to purchase any and all of the outstanding Notes issued by the Company, and the extension of the early tender deadline for the 2025 Notes under its previously announced Tender Offers to 5:00 p.m., New York City time, on May 23, 2017. As of the previously announced early tender deadline of 5:00 p.m., New York City time, on May 19, 2017, $650,979,000 in aggregate principal amount, or approximately 81.4%, of the 2024 Notes outstanding had been validly tendered and not withdrawn, and $262,422,000 in aggregate principal amount, or approximately 65.6%, of the 2025 Notes outstanding had been validly tendered and not withdrawn. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Also on May 22, 2017, the Company announced its intention to redeem, in accordance with the terms of the 2024 Indenture, all of the remaining outstanding 2024 Notes at a redemption price pursuant to the terms of the 2024 Indenture, plus accrued and unpaid interest, if any, to the redemption date of June 7, 2017.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	SVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Supplemental Indenture (2024 Notes), dated May 19, 2017, by and among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee
4.2	Third Supplemental Indenture (2025 Notes), dated May 19, 2017, by and among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee
99.1	Press Release, dated May 22, 2017

4